Exhibit 99.4
Aggregate Annual Servicing Report
Capital Auto Receivables Asset Trust 2006-1
February 16, 2006 (inception) through December 31, 2006

Original Inputs

Total Pool Balance	$3,448,419,727.08

Class A-1 Notes Balance	$510,000,000.00
Class A-1 Notes Rate	4.642%

Class A-2a Notes Balance	$450,000,000.00
Class A-2a Notes Rate	5.030%

Class A-2b Notes Balance	$1,060,000,000.00
Class A-2b Notes Rate	One Month LIBOR + .03%

Class A-3 Notes Balance	$650,000,000.00
Class A-3 Notes Rate	5.030%

Class A-4 Notes Balance	$252,835,000.00
Class A-4 Notes Rate	5.040%

Class B Notes Balance	$126,052,000.00
Class B Notes Rate	5.260%

Class C Notes Balance	$47,270,000.00
Class C Notes Rate	5.550%

Class D Notes Balance	$31,513,000.00
Class D Notes Rate	7.160%

Overcollateralization	$23,634,872.54

Reserve Account Deposit	$15,756,524.36

Discount Rate	8.85%

Part I. Collections

Receipts During the Period	$1,444,653,367.99
Principal on Adminstrative Repurchases	5,098,451.76
Principal on Warranty Repurchases	-
Liquidation Proceeds (Recoveries)	8,394,420.98
Schedule and Simple Interest Payments Advanced	2,169,554.17
Schedule Principal Advanced	12,792,595.62

Total Collections Available For the Period	$1,473,108,390.52

Beginning Pool Aggregate Principal Balance	$3,448,419,727.08
Ending Pool Aggregate Principal Balance	$2,072,995,249.22

Scheduled Principal Collection	$1,027,313,092.23

Beginning Aggregate Discounted Principal Balance	$3,151,304,872.54
Ending Aggregate Discounted Principal Balance	$1,930,939,286.16

Part II. Distributions to Noteholders and Certificateholders

Total Collections	$1,473,108,390.52
Plus: Reserve Account Draw	-
Plus: Net Amount Due From Swap Counterparty	2,267,570.20
Less: Total Servicing Fee	23,560,067.97
Less: Net Amount Due to Swap Counterparty	789,295.14
Less: Monthly Interest Due to Noteholders	117,516,198.36
Less: Principal Due to Noteholders	1,220,365,586.35
Less: Reserve Account Deposit	-
Less: Accumulation Account Deposit	-

Equals Reserve Fund Excess to be released to CARI	$113,144,812.90

Aggregate Annual Servicing Report
Capital Auto Receivables Asset Trust 2006-1
February 16, 2006 (inception) through December 31, 2006

		Per $1000 of
Class A-1 Notes Distributable Amount		Original Principal

Monthly Interest	$4,291,619.45	8.414940
Monthly Principal	510,000,000.00	1,000.000000

Distributable Amount	$514,291,619.45

Class A-2a Notes Distributable Amount
Monthly Interest	$17,781,932.27	39.515405
Monthly Principal	211,698,353.55	470.440786

Distributable Amount	$229,480,285.82

Class A-2b Notes Distributable Amount
Monthly Interest	$43,398,470.24	40.941953
Monthly Principal	498,667,232.80	470.440786

Distributable Amount	$542,065,703.04

Class A-3 Notes Distributable Amount
Monthly Interest	$29,879,597.19	45.968611
Monthly Principal	-	-

Distributable Amount	$29,879,597.19

Class A-4 Notes Distributable Amount
Monthly Interest	$11,645,580.10	46.060000
Monthly Principal	-	-

Distributable Amount	$11,645,580.10

Class B Notes Distributable Amount
Monthly Interest	$6,059,389.64	48.070555
Monthly Principal	-	-

Distributable Amount	$6,059,389.64

Class C Notes Distributable Amount
Monthly Interest	$2,397,573.79	50.720833
Monthly Principal	-	-

Distributable Amount	$2,397,573.79

Class D Notes Distributable Amount
Monthly Interest	$2,062,035.68	65.434445
Monthly Principal	-	-

Distributable Amount	$2,062,035.68

Total Servicing Fee	$23,560,067.97	6.832135

LIBOR Rate effective for current Distribution Period
February	4.57%
March	4.75%
April	4.90%
May	5.08%
June	5.20%
July	5.37%
August	5.33%
September	5.33%
October	5.32%
November	5.32%
December	5.35%

Aggregate Annual Servicing Report
Capital Auto Receivables Asset Trust 2006-1
February 16, 2006 (inception) through December 31, 2006

Part III. Payment Ahead and Advances

Payment Ahead Servicing Account
Beginning Payment Ahead Balance	$5,166,061.63
Less: Payments Applied	17,468,705.92
Current Period Payments Ahead Received	16,323,231.59

Ending Payment Ahead Balance	$4,020,587.30

Advance Account
Beginning Outstanding Unreimbursed Scheduled Principal and Interest Advances	$-
Beginning Outstanding Unreimbursed Simple Interest Advances	-
Scheduled Principal and Interest Advances	13,806,885.71
Simple Interest Advances	1,155,264.08
Reimbursement of Previous Scheduled Principal and Interest Advances	10,106,209.40
Reimbursement of Previous Simple Interest Advances	621,237.74

Ending Outstanding Unreimbursed Scheduled Principal and Interest Advances	$3,700,676.31
Ending Outstanding Unreimbursed Simple Interest Advances	$534,026.34

If the full scheduled payment due is not received by the end of month in which it was due the servicer will advance the shortfall for receivables that are not in default. The servicer will be reimbursed for any advances from subsequent payments or collections relating to that receivable. At the time the servicer determines that advances will not be recoverable from payments on that receivable the servicer is entitled to recoup its advance from collections of other receivables.

Part IV. Balances & Principal Factors
	Beginning of Period	End of Period

Total Pool Balance	$3,448,419,727.08	$2,072,995,249.22
Total Pool Factor	1.0000000	0.6011435
Class A-1 Notes Balance	$510,000,000.00	$-
Class A-1 Notes Principal Factor	1.0000000	-
Class A-2a Notes Balance	$450,000,000.00	$238,301,646.45
Class A-2a Notes Principal Factor	1.0000000	0.5295592
Class A-2b Notes Balance	$1,060,000,000.00	$561,332,767.20
Class A-2b Notes Principal Factor	1.0000000	0.5295592
Class A-3 Notes Balance	$650,000,000.00	$650,000,000.00
Class A-3 Notes Principal Factor	1.0000000	1.0000000
Class A-4 Notes Balance	$252,835,000.00	$252,835,000.00
Class A-4 Notes Principal Factor	1.0000000	1.0000000
Class B Notes Balance	$126,052,000.00	$126,052,000.00
Class B Notes Principal Factor	1.0000000	1.0000000
Class C Notes Balance	$47,270,000.00	$47,270,000.00
Class C Notes Principal Factor	1.0000000	1.0000000
Class D Notes Balance	$31,513,000.00	$31,513,000.00
Class D Notes Principal Factor	1.0000000	1.0000000

Pool Statistics	Inception	End of Period

Number of Accounts	211,904	164,207
Weighted Average Coupon	3.85%	3.92%
Weighted Average Remaining Term	45.44	36.26
Weighted Average Age	14.99	25.32

Aggregate Annual Servicing Report
Capital Auto Receivables Asset Trust 2006-1
February 16, 2006 (inception) through December 31, 2006

Part V. Reserve Account
			Per $1000 of
			Original Principal

Beginning Reserve Account Balance		$15,756,524.36
Draw for Servicing Fee		-	-
Draw for Class A-1a Notes Distributable Amount		-	-
Draw for Class A-1b Notes Distributable Amount		-	-
Draw for Class A-2 Notes Distributable Amount		-	-
Draw for Class A-3 Notes Distributable Amount		-	-
Draw for Class A-4 Notes Distributable Amount		-	-
Draw for Class B Notes Distributable Amount		-	-
Draw for Class C Notes Distributable Amount		-	-
Draw for Class D Notes Distributable Amount		-	-
Additions to Reserve Account (for Accumulation Account)		-	-
Additions to Reserve Account		-	-
Releases from Reserve Account		-	-

Ending Reserve Account Balance		$15,756,524.36

Preceding Collection Period
Specified Reserve Account Balance		$15,756,524.36
Reserve Account Balance		$15,756,524.36

Current Collection Period
Specified Reserve Account Balance		$15,756,524.36
Reserve Account Balance		$15,756,524.36

Part VI. Carryover Shortfall
			Per $1000 of
			Original Principal

Noteholders’ Interest Carryover Shortfall		$-	-
Noteholders’ Principal Carryover Shortfall		$-	-

Part VII. Charge Off and Delinquency Rates

		Current Period	Current Period
Charge Off Rate	Average Receivables	Net Charge-Offs	Loss Rate

January 2006	$3,398,652,360.84	$-	0.0000%
February 2006	$3,288,639,626.31	$2,982.00	0.0011%
March 2006	$3,162,079,997.70	$42,322.34	0.0161%
April 2006	$3,036,884,251.51	$260,597.58	0.1030%
May 2006	$2,913,693,591.75	$626,268.24	0.2579%
June 2006	$2,788,457,463.31	$362,678.18	0.1561%
July 2006	$2,664,916,823.90	$521,295.49	0.2347%
August 2006	$2,543,656,875.63	$841,393.69	0.3969%
September 2006	$2,430,807,245.35	$884,969.56	0.4369%
October 2006	$2,322,018,546.55	$658,321.39	0.3402%
November 2006	$2,217,385,516.62	$850,367.92	0.4602%
December 2006	$2,120,166,533.92	$572,651.51	0.3241%

	Original	Cumulative	Cumulative
	Receivable Balance	Net Charge-Offs	Loss Rate

Total Cumulative Charge offs	$3,348,884,994.59	$5,623,847.90	0.1679%

Delinquency Rate	Total Accounts	Accounts Over 60	% Delinquent

January 2006	211,001	11	0.0052%
February 2006	208,158	232	0.1115%
March 2006	204,555	321	0.1569%
April 2006	201,320	288	0.1431%
May 2006	197,543	360	0.1822%
June 2006	193,454	433	0.2238%
July 2006	188,737	525	0.2782%
August 2006	184,264	516	0.2800%
September 2006	179,658	543	0.3022%
October 2006	173,176	520	0.3003%
November 2006	168,330	478	0.2840%
December 2006	164,207	504	0.3069%

Delinquency Stratification (@ 12/31/06)	Total Accounts	Total $

31 - 60 days	3,810	$53,748,397.33
61 - 90 days	480	$7,424,689.08
> 90 days	24	$394,750.61
The information contained in this report is defined or determined in a manner consistent with the prospectus for Capital Auto Receivables Asset Trust 2006-1 related to delinquencies, charge-offs and uncollectible accounts.

Aggregate Annual Servicing Report
Capital Auto Receivables Asset Trust 2006-1
February 16, 2006 (inception) through December 31, 2006

Part VIII. Prepayment Rate

Month	Prepayment Rate
1	0.488%
2	1.143%
3	1.574%
4	1.173%
5	1.588%
6	1.443%
7	1.649%
8	1.467%
9	1.236%
10	1.363%
11	1.151%
12	1.032%

Part IX. Early Amortization Events / Portfolio Performance Conditions/ Trigger Events

Early Amortization Events

1)	Was the Reserve Account Balance less than the Specified Reserve Account Balance for Two Consecutive Months?	No

2)	Has an Event of Default occurred?	No

3)	Has a Servicer Default occurred?	No
This Servicer Certificate relates only to CARAT 2006-1. This Servicer Certificate should not be relied upon with respect to any other security. The information contained herein is only an indication of past performance and does not predict how CARAT 2006-1 will perform in the future.